Exhibit 10.21

SHAREHOLDER VOTING AGREEMENT

THIS SHAREHOLDER VOTING AGREEMENT (this “Agreement”) is made as of December 16, 2005, by and among Sihitech Company Limited, a British Virgin Islands corporation (the “Sihitech Holdingco #1”), Mega Capital Group Services Limited, a British Virgin Islands corporation (the “Sihitech Holdingco #2”), Profit Loyal Consultants Limited, a British Virgin Islands corporation (the “Sihitech Holdingco #3”) (collectively “Sihitech Holdingcos), Elite Concord International Limited, a British Virgin Islands corporation (the “e-Channels Holdingco A”),  China Century Holdings Group Limited, a British Virgin Islands corporation (the “e-Channels Holdingco B”), Shining Growth Investment Group Limited, a British Virgin Islands corporation (the “e-Channels Holdingco C”) (collectively “e-Channels Holdingcos”), Chih T. Cheung, an individual (“Cheung”), and James Z. Li, an individual (“Li”) (all parties together are collectively referred to as the “Shareholders”).

YUCHENG TECHNOLOGIES LIMITED

RECITALS

A.            Shareholders have entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of December 16, 2005.

B.            The parties hereto desire to enter into this Agreement to provide for the voting of their shares in connection with the election of directors of the Corporation and certain other matters.

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

Section 1.               Election of Directors.  In the election of members of the Board of Directors of the Corporation, each Shareholder agrees to vote all of such Shareholder’s shares of common stock of the Corporation entitled to vote which may now or hereafter be owned or held of record by such Shareholder, or as to which such Shareholder now or hereafter has voting power, for the following candidates:

1.1           Four candidates designated by Sihitech Holdingcos.

1.2           Three candidates designated by Cheung and Li.

1.3           Two candidates designated by e-Channels Holdingcos.

Each Shareholder entitled to designate a candidate for the board of directors shall notify the other Shareholders of such Shareholder’s candidate within thirty (30) days of receiving notice of any meeting of shareholders at which directors are to be elected, or if such meeting is one in which no specific notice is required, then not later than seven (7) days before such meeting is scheduled to begin.  If no designation is received by a Shareholder from another Shareholder, such Shareholder shall be entitled to presume that the incumbent director or directors, if any, designated by each such Shareholder shall continue to be the designee of such Shareholder.

Section 2.               Removal of Directors.  If at any time any a Shareholder who has designated a candidate who has been elected as a director notifies the other Shareholders of such Shareholder’s desire and intention to remove or replace such Shareholder’s designee or to fill a vacancy caused by the resignation of such Shareholder’s designee, all Shareholders shall cooperate in causing the requested removal and/or replacement by voting in the appropriate manner.

Section 3.               Amendment of Articles.  Unless all Shareholders unanimously so agree, each Shareholder agrees to vote against any amendment or restatement of the Corporation’s articles of incorporation and to vote against any amendment or restatement of the Corporation’s bylaws that would directly or indirectly, during the term of this Agreement, change the number of the persons on the board of directors or the process by which the designees of the Shareholders can be nominated, elected or removed.

Section 4.               Irrevocable Proxies.  Each Shareholder hereby grants to, and is deemed to have executed in favor of, all of the other Shareholders, an irrevocable proxy to vote, or to give written consent with respect to, all the voting equity securities owned by the grantor of the proxy (i) for the election to the board of directors of such individuals as the grantee of the proxy shall be entitled to designate pursuant to this Agreement, and (ii) against any amendment or restatement of the Corporation’s articles of incorporation, and (iii) against any amendment or restatement of the Corporation’s bylaws.

Section 5.               Endorsement of Certificates.  Each certificate representing shares now, or hereafter, held by any of the Shareholders shall be inscribed substantially as follows:

                “The transfer of the shares represented by this certificate is restricted under the terms of an Agreement dated [•], a copy of which is on file at the offices of the Corporation.”

Section 6.               Remedies.  The parties acknowledge that any violation of this Agreement will cause irreparable harm to the parties hereto.  As a consequence, the parties agree that if any party fails to abide by the terms of this Agreement, any other party will be entitled to specific performance, including the immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement, and to judgment for damages caused by such breach, and to any other remedies provided by applicable law.

Section 7.               Term.  This Agreement shall terminate upon the voluntary written agreement of all parties who are then bound by the terms of this Agreement, but in any event, this Agreement shall terminate three years after the date hereof.  Upon termination of this Agreement, the Shareholders shall surrender to the Corporation their certificates and the Corporation shall issue to them an equal number of shares without the endorsement set forth in Section 5.

Section 8.               Miscellaneous.

(a)           Entire Agreement.  This Agreement, together with the documents referred to herein or executed in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)           Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the British Virgin Islands, without regard to conflicts of law provisions.

(c)           Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Facsimile signatures shall be operative as original signatures.

(d)           Attorney Fees. If any action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action or any appeal thereof, and in the event any judgment is secured by such prevailing party, all such attorneys’ fees, as determined by the courts and not by a jury, shall be included in any judgment.  For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals, librarians and other persons not admitted to the bar but performing services under the supervision of an attorney.

(e)           Agreement Binding.  This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

(f)            Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

Sihitech Holdingcos
Address:	Room 1708, Dominion Centre 43-59 Queen’s Road East, Wanchai, Hong Kong
Fax:	+852-2543-3343
For the attention of: Hong Weidong

e-Channels Holdingcos
Address:	Room 1708, Dominion Centre 43-59 Queen’s Road East, Wanchai, Hong Kong
Fax:	+852-2543-3343
For the attention of: Zeng Shuo

Cheung and Li
Address:	Room 1708, Dominion Centre 43-59 Queen’s Road East, Wanchai, Hong Kong
Fax:	+852-2543-3343
For the attention of: Chih T. Cheung

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9(f) be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 9(f), be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 9(f), be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9(f)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

NOW THEREFORE, the parties have executed or caused this Agreement to be executed and effective as of the date first above set forth.

SIHITECH COMPANY LIMITED

By:
Name:
Title:

MEGA CAPITAL GROUP SERVICES LIMITED

By:
Name:
Title:

PROFIT LOYAL CONSULTANTS LIMITED

By:
Name:
Title:

ELITE CONCORD INTERNATIONAL LIMITED

By:
Name:
Title:

CHINA CENTURY HOLDINGS GROUP
LIMITED

By:
Name:
Title:

SHINING GROWTH INVESTMENT GROUP
LIMITED

By:
Name:
Title:

Chih T. Cheung

James Li